Boston, Massachusetts
August 15, 2000





                                                                 Exhibit (j) (2)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statement on Form N-1A of the ARK Funds of our report dated February 11, 2000 relating to the financial statements of The Govett Funds, Inc., which appears in the 1999 Annual Report to Shareholders of The Govett Funds, Inc., which is incorporated by reference in this Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.



/s/PricewaterhouseCoopers LLP

Boston, Massachusetts
August 25, 2000